EXHIBIT 10.9

ERG Project Mineral Rights Agreement

Energizer Resources Inc.
Energizer

and

Malagasy Minerals Limited
Malagasy

and

Madagascar-ERG Joint Venture (Mauritius) Limited
ERG

Jackson McDonald 140 St Georges Terrace Perth WA 6000	t: f: w:	+61 8 9426 6611 +61 8 9481 8649 www.jacmac.com.au	Contact: Reference:	Will Moncrieff 7141864

Table of contents

1	Definitions and interpretation		2
	1.1	Definitions	2
	1.2	Interpretation	10
2	Conditions		11
	2.1	Conditions precedent	11
	2.2	Waiver of Conditions precedent	12
	2.3	Non-satisfaction of Conditions	12
3	Term		12
4	Rights to explore and sublease		12
	4.1	Grant of Additional Industrial Mineral Rights	12
	4.2	Minerals Rights interests at Completion	13
	4.3	Grant of Additional Permits Area Subleases	13
	4.4	Continuation of JV Subleases and JV Industrial Mineral Rights	14
	4.5	Transfer of ERG Project Permits	14
	4.6	Termination of Industrial Minerals Subleases	15
	4.7	Grant of Other Minerals Subleases	16
	4.8	Covenants of Permit Holders in respect of the ERG Project Exploration Permits	16
	4.9	Covenants in respect of the ERG Project Exploration Permits	17
	4.10	Remedies of Sublessee	18
	4.11	Exercise of mineral rights	18
	4.12	Notice of activities	19
	4.13	Mutual indemnities	20
5	Transfer of Permits		20
6	Mining Operations		20
	6.1	Decision to Mine	20
	6.2	Transfer of Mining Area	21
	6.3	Conversion to Exploitation Permits	21
	6.4	Transfer of Exploitation Permits	21
	6.5	Holding of Exploitation Permits	22
	6.6	Approval of Mining Department	22
	6.7	Option of Permit Holders to transfer Exploration Permits prior to conversion	22
	6.8	Avoidance of forfeiture of Tenements	22
7	Environment and Mining Operations		23

Confidential and Legally Privileged	page i

8	Other Mineral Rights		23
	8.1	Holder of Other Mineral Rights	23
	8.2	Priority of exercise of ERG Project Industrial Mineral Rights	24
	8.3	Suspension of Other Mineral Rights for duration of Mining Operations	24
	8.4	Transfer of Other Mineral Rights	24
	8.5	Transfer of ERG Project Industrial Mineral Rights	24
	8.6	Co-mingling	25
9	Representations and warranties		26
	9.1	Representations and warranties by Energizer	26
	9.2	Representations and warranties by Malagasy	26
	9.3	Limitation of warranties and disclaimer of liability by Malagasy	28
10	Guarantees		29
	10.1	Guarantee by Malagasy	29
	10.2	Guarantee by Energizer	29
11	Assignment		29
12	Termination		30
	12.1	Event of Default	30
	12.2	Effect of termination	30
	12.3	Continuing remedies	31
13	Force Majeure		31
	13.1	Force Majeure	31
	13.2	Relief	31
	13.3	Labour disputes	32
	13.4	Resumption	32
14	Dispute resolution		32
	14.1	Application	32
	14.2	Dispute negotiation	32
	14.3	Arbitration	33
	14.4	Urgent relief	33
	14.5	Continued performance	33
15	Disputes as to Technical or Financial Matters		33
	15.1	Definitions	33
	15.2	Application	34
	15.3	Dispute negotiation	34
	15.4	Independent Expert	34

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16	Expert Determination		34
	16.1	Referral to Independent Expert	34
	16.2	Appointment of Independent Expert	34
	16.3	Requirements of Independent Expert	35
	16.4	Rights of the Parties	35
	16.5	Confidentiality	35
	16.6	Determination	36
	16.7	Costs of Independent Expert	36
17	Status of Agreement and further acts		36
18	Relationship between Parties		36
19	Confidentiality and public announcements		37
	19.1	Confidentiality	37
	19.2	Conditions	38
	19.3	Notice to other Parties	39
	19.4	Indemnities	39
	19.5	Survival of confidentiality obligations	40
	19.6	Use of Mining Information in respect to Other Mineral Rights	40
20	Notices		40
21	Miscellaneous		41
	21.1	Governing law	41
	21.2	Amendments	41
	21.3	Primacy of this Agreement	41
	21.4	Language	41
	21.5	Waiver	41
	21.6	Consents	42
	21.7	Counterparts	42
	21.8	No representation or reliance	42
	21.9	Expenses	42
	21.1	Entire agreement	42
	21.11	Indemnities	43
	21.12	Severance and enforceability	43
	21.13	No merger	43
	21.14	Power of attorney	43
	21.15	Taxes	43
Annexure A – Additional Permits Area			1
Annexure B – JV Area			2
Annexure C – Additional Permits Area Sublease Agreements			3
Annexure D – JV Sublease Agreements			4

Confidential and Legally Privileged	page iii

ERG Project Mineral Rights Agreement

Date	2014

Parties

Energizer Resources Inc. Energizer	141 Adelaide Street, West Suite 520, Toronto, Ontario, Canada

Malagasy Minerals Limited ACN 121 700 105 Malagasy	15 Lovegrove Close, Mount Clarement, Western Australia

Madagascar-ERG Joint Venture (Mauritius) Ltd Company Number: 106367 ERG	6th Floor, Newton Tower, Sir William Newton Street, Port Louis, Republic of Mauritius

Recitals

A.
As at the date of this Agreement, the MGY Subsidiaries are the sole registered holders of the JV Exploration Permits and the Additional Exploration Permits and there are presently no JV Exploitation Permits, Additional Exploitation Permits or ERG Project Exploitation Permits.

B.	Pursuant to a Joint Venture Agreement dated 15 December 2011 between Malagasy, Energizer and ERG:

(i)	Energizer acquired a 75% interest in the JV Industrial Mineral Rights;

(ii)	ERG was established as the joint venture company for the Joint Venture and Energizer and Malagasy owned three (3) shares and one (1) share respectively in ERG;

(iii)	Malagasy, through its subsidiaries, the MGY Subsidiaries, maintains a 100% interest in the Other Mineral Rights; and

(iv)	ERG, through its 100% subsidiary, MadagascarCo, held the JV Industrial Mineral Rights for the JV Permits by way of the JV Subleases.

C.	Pursuant to the Sale and Purchase Agreement Energizer has agreed to acquire Malagasy’s share in ERG.

D.
The Parties agree and acknowledge that at the date of this Agreement, the Mining Department (the BCMM) is not accepting and/or processing applications for transfer, registration, amendment or renewal of mining permits or interests in Madagascar and it is not presently possible to obtain formal recognition of the renewal, partition, transfer, registration or amendment of the JV Exploration Permits or the Additional Exploration Permits.

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E.
Pursuant to the Memorandum of Understanding, Malagasy has also agreed, to effect, through the MGY Subsidiaries, a sublease of the Additional Industrial Minerals Rights to MadagascarCo and, when possible, a transfer of the ERG Project Exploration Permits (to the extent they fall within the ERG Project Area) on the terms of this Agreement.

F.
Pursuant to the Memorandum of Understanding, Malagasy, through its subsidiaries, the MGY Subsidiaries, has agreed to sell to ERG and ERG has agreed to acquire the Additional Industrial Mineral Rights on the terms of this Agreement and the Sale & Purchase Agreement.

G.	The Parties have agreed to enter into this Agreement to record the basis on which:

(i)	ERG will obtain the Additional Industrial Mineral Rights and hold the ERG Project Industrial Mineral Rights;

(ii)	Malagasy will hold the Other Mineral Rights;

(iii)	the Parties will co-ordinate their respective Exploration and Mining activities within the ERG Project Area;

(iv)	the Parties will apply for and obtain the various approvals and authorisations required to conduct their respective exploration and mining operations on the ERG Project Area; and

(v)
the Parties will maintain the ERG Project Permits and, when possible, the MGY Subsidiaries will transfer to ERG’s nominee the ERG Project Exploration Permits (to the extent they fall within the ERG Project Area).

Agreement

1.	Definitions and interpretation

1.1	Definitions

In this Agreement, unless the context requires otherwise, the following expressions will have the following meanings:

Accession Deed means a deed between the Parties to this Agreement and a third party pursuant to which the third party assumes the obligations of the assigning Party to the extent of the interest being assigned to the third party as if the third party was an original party to this Agreement and is otherwise in a form satisfactory to the non-assigning Party, acting reasonably.

Additional Exploitation Permits means a permit granted under the Mining Code within the Additional Permits Area which gives the holder an exclusive right to exploit authorised minerals, continue exploration and research of such minerals and to build any permanent or temporary structures.

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Additional Exploration Permits means:

(a)	subject to paragraph (b), the exploration permits granted under the Mining Code listed in Schedule 2; and

(b)	in the event of the grant of a new permit over all or part of any of an Additional Permit in accordance with clause 4.5(d):

(i)	includes any licence, concession, permit or tenement granted within the ERG Project Area in relation to the same ground as the relevant Additional Exploration Permit; and

(ii)	excludes any licence, concession, permit or tenement outside of the ERG Project Area.

Additional Industrial Minerals Rights means the right to explore for and mine Industrial Minerals within the Additional Permits Area.

Additional Permits means:

(a)	the Additional Exploration Permits;

(b)	the Additional Exploitation Permits;

(c)
any licence, concession, permit or tenement which may hereafter be in force or issued in lieu of or in relation to the same ground as the permits referred to in paragraphs (a) or (b) of this definition;

(d)	any permit, concession, licence or tenement that is a successor, renewal, modification, extension or substitute for the permits referred to in paragraphs (a), (b) or (c) of this definition; and

(e)
all rights to mine and other privileges appurtenant to the mining tenements and all ore and mineral-bearing material, sand, slimes, tailings and residues of whatsoever nature located on and under the land the subject of a licence, concession, permit or tenement referred to in paragraphs (a), (b), (c) or (d) of this definition, and includes such extensions, renewals, conversions, substitutions, modifications, amalgamations, subdivisions and variations whether surrendered or replaced for the Additional Permits.

Additional Permits Area means the areas of the Additional Exploration Permits described in Annexure A and identified by the area highlighted in green in the map at Schedule 3.

Additional Permits Area Subleases has the meaning given to that term in clause 4.3(a).

Additional Permits Area Sublease Agreements means the sublease agreements to be entered into by the Additional Permit Holders and MadagascarCo pursuant to clause 4.3(c) in relation to the relevant area / squares of each Additional Permit held by the Additional Permit Holders within the Additional Permits Area, in the form set out at Annexure C, subject to any reasonable amendments required as a result of review by the Parties’ Madagascan advisors.

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Additional Permit Holders means the holders, at any given time, of the Additional Permits.

Agreement means this agreement, including any amendments made in accordance with clause 21.2.

ASX means the ASX Limited (ACN 008 624 691) trading as the Australian Securities Exchange.

Authority means any government department, local government council, government or statutory authority or any other party under a Law which has a right to impose a requirement or whose consent is required with respect to any matter or thing arising under, or affected by, this Agreement.

Business Day means a day other than a Saturday or Sunday on or public holiday in Ontario, Canada or Perth, Western Australia.

Claim means in relation to a Party, any demand, claim, action or proceeding made or brought by or against the Party, howsoever arising and whether present, unascertained, immediate, future or contingent.

Commencement Date means the date on which all of the conditions in clause 2.1 are satisfied or waived.

Completion has the meaning given to it in the Sale and Purchase Agreement.

Confidential Information means all information, documents, maps, reports, records, studies, forms, specifications, processes, statements, formulae, trade secrets, drawings and other data (and copies and extracts made of or from any such data) in written or electronic form and whether reduced to writing or not, and at any time in the possession or under the control of or readily accessible to any Party, including the Mining Information, concerning:

(a)	the existence or contents of this Agreement;

(b)	ERG Project Industrial Mineral Rights;

(c)	the Other Mineral Rights;

(d)	the ERG Project Permits;

(e)	the operations and transactions of a Party; and

(f)	any other information obtained during the Term of this Agreement,

that is not in the public domain (except by failure of a Party to perform and observe its covenants and obligations under this Agreement) and that has been obtained by a Party during the negotiations preceding the making of this Agreement or the Heads of Agreement by or through or by being a Party to this Agreement or the Heads of Agreement.

Decision to Mine has the meaning given in clause 6.1.

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Encumbrance means any mortgage, bill of sale, lien, charge, pledge, writ, warrant, production royalty, caveat (and all claims stated in the caveat), assignment by way of security, security interest, title retention, preferential right or trust arrangement, Claim, covenant, profit a pendre, easement, or any other security arrangement or other right or interest of any third party and includes any other arrangement having the same effect.

Energex means Energex SARL, a company incorporated under the laws of Madagascar and a wholly owned subsidiary of Malagasy.

Environmental Law means any law concerning environmental matters which regulates or affects the ERG Project Permits, and includes, but is not limited to, laws concerning land use, development, pollution, waste disposal, toxic and hazardous substances, conservation of natural or cultural resources and resource allocation including any law relating to exploration for or development of any natural resource.

Environmental Liability means any obligation, expense, penalty or fine under Environmental Law, including rehabilitation and rectification work of whatsoever nature or kind.

ERG Project Exploitation Permit means a permit granted under the Mining Code in relation to the ERG Project Area which gives the holder an exclusive right to exploit authorised minerals, continue exploration and research of such minerals and to build any permanent or temporary structures.

ERG Project Exploration Permits means all of the Additional Exploration Permits and the JV Exploration Permits and ERG Project Exploration Permit means any one of those.

ERG Project Industrial Mineral Rights means all Mineral Rights with respect to Industrial Minerals, including the JV Industrial Mineral Rights and the Additional Industrial Mineral Rights.

ERG Project Permit Holders means the Additional Permit Holders and the JV Permit Holders.

ERG Project Permits means all of the Additional Permits and the JV Permits and ERG Project Permit means one of those.

ERG Project Area means the combined areas of the Additional Permits Area and the JV Area and identified by the area outlined in red on the map at Schedule 3.

Expert means an expert appointed in accordance with clause 16.

Exploration all activities and operations that have as their purpose the discovery, location, delineation and further investigation of any minerals, mineral deposits and ore, including drilling and trenching, the testing or proving of those bodies, the conducting of pre-feasibility, viability and amenability studies and the establishment and the administration of field offices for the performance of any of these functions.

Force Majeure has the meaning given in clause 13.

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Good Mining Practices means, in relation to mining, those practices, methods and acts engaged in or approved by a firm or body corporate which, in the conduct of its undertaking, exercises that degree of safe and efficient practice, diligence, prudence, and foresight reasonably and ordinarily exercised by skilled and experienced operators engaged in the mining industry in Ontario, Canada.

Good Standing means in relation to an ERG Project Permit, that:

(a)	such permit is and remains in full force and effect; and

(b)	such permit:

(i)	is and remains not liable to cancellation, forfeiture or non-renewal; or

(i)	is liable to cancellation, forfeiture or non-renewal where such liability is:

(A)	not a result of the default of the holder of the permit or its subsidiaries;

(B)	solely a result of a compulsory surrender under the Mining Code; or

(C)	solely a result of a Political Event.

Governmental Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, responsible minister, department, office, commission, delegate, authority, instrumentality, tribunal, board, agency, entity or organ of government, whether federal, state, territorial or local, statutory or otherwise, in respect of a sovereign state and includes any of them purporting to exercise any jurisdiction or power outside that sovereign state.

Green Giant JVA means the document entitled “Green Giant Project Joint Venture Agreement” between Energizer, ERG and Malagasy dated on or about the date of this Agreement.

IMR Transferee has the meaning given in clause 8.5(a).

Industrial Minerals means the minerals listed in Schedule 1.

Industrial Minerals Subleases means the Additional Permits Area Subleases and the JV Subleases and an Industrial Minerals Sublease means any one of them.

Industrial Minerals Sublease Agreements means the Additional Permits Area Sublease Agreements or a JV Sublease Agreements and Industrial Minerals Sublease Agreement means one such agreement.

Joint Venture Agreement means the joint venture agreement dated 15 December 2011 between Malagasy, Energizer and ERG.

JV Area means the areas of the JV Exploration Permits described in Annexure B and identified by the area highlighted in yellow in the map at Schedule 3.

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JV Industrial Mineral Rights means the right to explore for and mine Industrial Minerals within the JV Area in accordance with the JV Permits.

JV Exploitation Permits means a permit granted under the Mining Code in relation to the JV Area which gives the holder an exclusive right to exploit authorised minerals, continue exploration and research of such minerals and to build any permanent or temporary structures.

JV Exploration Permits means

(a)	subject to paragraph (b), the exploration permits granted under the Mining Code listed in Schedule 4; and

(b)	in the event of the grant of a new permit over all or part of any of a JV Permits in accordance with clause 4.5(d):

(i)	includes any licence, concession, permit or tenement granted within the ERG Project Area in relation to the same ground as the relevant JV Permit; and

(ii)	excludes any licence, concession, permit or tenement outside of the ERG Project Area.

JV Permit Holders means the holders of the JV Permits at any given point in time.

JV Permits means

(a)	the JV Exploration Permits;

(b)	the JV Exploitation Permits;

(c)
any licence, concession, permit or tenement which may hereafter be in force or issued in lieu of or in relation to the same ground as the permits referred to in paragraphs (a) or (b) of this definition;

(d)	any permit, concession, licence or tenement that is a successor, renewal, modification, extension or substitute for the permits referred to in paragraphs (a), (b) or (c) of this definition; and

all rights to mine and other privileges appurtenant to the mining tenements and all ore and mineral-bearing material, sand, slimes, tailings and residues of whatsoever nature located on and under the land the subject of a licence, concession, permit or tenement referred to in paragraphs (a), (b), (c) or (d) of this definition.

JV Subleases means subleases granted by the JV Permit Holders to MadagascarCo pursuant to clause 10.1 of the Joint Venture Agreement.

JV Sublease Agreements means sublease agreements entered into pursuant to the Joint Venture Agreement between MadagascarCo and one or more of the JV Permit Holders in relation to the area / squares of each JV Exploration Permit held by the relevant JV Permit Holder(s) within the JV Area.

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Law means any statute, ordinance, code, regulation, law, by-law, local law, plan, planning scheme, local structure plan, official directive, order, instrument, undertaking, judicial, administrative or regulatory decree, judgement, ruling or order.

MadagascarCo means the company incorporated under the laws of Madagascar known as ERG (Madagascar) Ltd.

Material Adverse Effect means an unfavourable or adverse event, occurrence or circumstance, or the result thereof, that causes the actual value of ERG Project Area or the ERG Project Industrial Mineral Rights to be materially impaired or devalued but does not include anything that occurs as a result of a Political Event.

Mazoto means Mazoto Minerals SARL, a company incorporated under the laws of Madagascar and a wholly owned subsidiary of Malagasy.

MDA means Mada-Aust SARL, a company incorporated under the laws of Madagascar and a wholly owned subsidiary of Malagasy.

Memorandum of Understanding means the letter of understanding from Energizer to Mr Peter Langworthy, Non-Executive Director of Malagasy dated 22 October 2013 and signed by Energizer on 24 October 2013 and by Malagasy on 22 October 2013.

MGY Subsidiaries means MDA, Mazoto and Energex.

Mineral Rights means the right to explore for and mine minerals within the ERG Project Area in accordance with the ERG Project Permits.

Minimum Expenditure Obligations means the minimum expenditure which the holder of an ERG Project Permit is required under the Mining Code to incur in respect oof the ERG Project Permit in a given year.

Mining means all work of or associated with extraction of mineral deposits by way of commercial exploitation, including all preparatory development and incidental work (other than Exploration) and to the extent agreed between the Parties may include extraction, beneficiation, transportation, refining, processing and marketing of minerals, including ore concentrates, matte and metals produced.

Mining Area the area of the ERG Project Area reasonably required to conduct Mining Operations and identified in accordance with clause 6.1(b)(i), including reasonable sufficient areas for all mining, mining waste dumps, areas required for treatment facilities, leach pads, tailings dams and/or other associated infrastructure and may consist of one or more separate parcels of land.

Mining Code means the body of legal provisions in force in Madagascar contained in the Law no 99-022 of 19/08/1999 containing the Mining Code as amended by Law no 2005-021 of 17/10/2005 as well as Decree no 2006-910 of 19/12/2006 setting out the conditions of application of the Law no 99-022 of 19/08/1999 as amended by Law no 2005-021 of 17/10/2005, as amended from time to time.

Mining Department means the Bureau du Cadastre Minier de Madagascar (the Madagascar Mining Registry Office), also known as the BCMM.

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Mining Information means all technical information including (without limitation) geological, geochemical and geophysical reports, surveys, mosaics, aerial photographs, samples, drill cores, drill logs, drill pulp, assay results, maps and plans relating to the Industrial Minerals in the ERG Project Area, whether in physical, written or electronic form.

Mining Operations means commercial mining operations and all activities necessary, expedient, conducive or incidental to the commercial mining operations including without limitation:

(a)	mine development; and

(b)	as applicable:

(i)	in the case of Malagasy, the weighing, sampling, assaying, mining, extraction, crushing, refining, treatment, transportation, handling, storage, loading and delivery of Other Minerals; and

(ii)	in the case of ERG, the weighing, sampling, assaying, mining, extraction, crushing, refining, treatment, transportation, handling, storage, loading and delivery of Industrial Minerals.

Other Minerals means all minerals other than Industrial Minerals.

Other Mineral Rights means all Mineral Rights other than the ERG Project Industrial Mineral Rights.

Other Minerals Sublease has the meaning given in clause 4.7(a).

Other Minerals Sublease Agreements means sublease agreements entered into pursuant to clause 4.7 between Malagasy and MadagascarCo in relation to the area / squares of each of the ERG Project Permits held by MadagascarCo within the ERG Project Area, in the form set out in Annexure D, subject to any reasonable amendments required as a result of review by the Parties’ Madagascan advisors.

Outgoings means all rents, rates, survey fees and other fees and charges under the applicable legislation or otherwise in connection with an ERG Project Permit.

Party means a party to this Agreement and Parties means the parties to this Agreement.

Permit Holders means at any given point in time, the persons who are the registered owners of the ERG Project Permits as registered with the Mining Department.

Political Event means any act, event or cause which is beyond the reasonable control of the Party concerned (other than lack of or inability to use funds) resulting from the action or inaction of any Governmental Agency including expropriation, restraint, prohibition, intervention, requisition, requirement, direction or embargo by legislation, regulation or other legally enforceable order.

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Related Body Corporate in relation to a Party, a corporation that is:

(a)	a holding company of the Party;

(b)	a subsidiary of the Party; or

(c)	a subsidiary of a holding company of the Party.

Sale and Purchase Agreement means document entitled “Sale and Purchase Agreement” between ERG, Energizer and Malagasy executed on about the date of this Agreement.

SIAC means the Singapore International Arbitration Centre.

Sublease means an Industrial Minerals Sublease or a Other Minerals Sublease.

Sublease Agreements means an Industrial Minerals Sublease Agreement or an Other Minerals Sublease Agreement.

Sublessee means the party which has been granted the relevant Sublease.

Term has the meaning set out in clause 2.

TSX means the Toronto Stock Exchange.

1.2	Interpretation

(a)	headings are for convenience; and

unless the context indicates otherwise:

(b)	an obligation or a liability assumed by, or a right conferred on, 2 or more persons binds or benefits them jointly and severally;

(c)	a word or phrase in the singular number includes the plural, a word or phrase in the plural number includes the singular, and a word indicating a gender includes every other gender;

(d)	if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(e)	a reference to:

(i)	a party, clause, schedule, exhibit, attachment or annexure is a reference to a party, clause, schedule, exhibit, attachment or annexure to or of this Agreement;

(ii)
a party includes that party’s executors, administrators, successors, permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes a substituted or an additional trustee;

(iii)
an agreement includes any undertaking, deed, agreement and legally enforceable arrangement whether in writing or not, and is to that agreement as varied, novated, ratified or replaced from time to time;

(iv)	a document includes an agreement in writing and any deed, certificate, notice, instrument or document of any kind;

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(v)	a document in writing includes a document recorded by any electronic, magnetic, photographic or other medium by which information may be stored or reproduced;

(vi)
a document (including this Agreement) includes a reference to all schedules, exhibits, attachments and annexures to it, and is to that document as varied, novated, ratified or replaced from time to time;

(vii)
legislation or to a provision of legislation includes any consolidation, amendment, re-enactment, substitute or replacement of or for it, and refers also to any regulation or statutory instrument issued or delegated legislation made under it;

(viii)
a person includes an individual, the estate of an individual, a corporation, an authority, an unincorporated body, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(ix)	a right includes a power, remedy, authority, discretion or benefit;

(x)	conduct includes an omission, statement or undertaking, whether in writing or not;

(xi)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally; and

(xii)	an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

(f)	the word “includes” in any form is not a word of limitation;

(g)	the words “for example” or “such as” when introducing an example do not limit the meaning of the words to which the example relates to that example or to examples of a similar kind;

(h)	a reference to a day is to a period of time commencing at midnight and ending 24 hours later;

(i)	if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day; and

(j)	a reference to “C$”, “$” or “dollar” is to US currency.

2.	Conditions

2.1	Conditions precedent

This Agreement is subject to and conditional upon:

(a)	the execution of the Sale and Purchase Agreement;

(b)	the execution of the Green Giant JVA;

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(c)	Completion pursuant to the Sale and Purchase Agreement; and

(d)	the Parties having obtained all shareholder and regulatory approvals necessary to achieve Completion and give effect to this Agreement including:

(i)	TSX approvals;

(ii)	ASX approvals; and

(iii)	all necessary approvals under the relevant laws of Ontario, Canada, the United States of America and Australia.

2.2	Waiver of Conditions precedent

The conditions in clause 2.1 are included for the benefit of both Parties and may only be waived by mutual agreement of the Parties.

2.3	Non-satisfaction of Conditions

In the event that the condition in clause 2.1 is not satisfied within 60 days following the date of this Agreement or such later date as the Parties may agree in writing, then either Party may terminate this Agreement by giving written notice to the other Party to that effect.

3.	Term

This Agreement commences on the Commencement Date and terminates on the earlier of:

(a)	a single Party becoming the holder of all of the Mineral Rights, namely all of the ERG Project Industrial Mineral Rights and all of the Other Mineral Rights; and

(b)	the expiry or other termination of the last of the ERG Project Permits,

(Term).

4.	Rights to explore and sublease

4.1	Grant of Additional Industrial Mineral Rights

Upon Completion:

(a)
the Additional Permit Holders will be deemed to have granted the Additional Industrial Mineral Rights to ERG for consideration which includes the benefit of Exploration activities undertaken at the cost of ERG and MadagascarCo; and

(b)
Malagasy must procure that the Additional Permit Holders do all things required pursuant to this Agreement or otherwise necessary to effect the grant of the Additional Industrial Mineral Rights to ERG.

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4.2	Minerals Rights interests at Completion

On and from Completion, the respective Mineral Rights interests of the Parties within the ERG Project Area will be:

Party	ERG Project Industrial Mineral Rights	Other Mineral Rights
ERG (to be a wholly owned subsidiary of Energizer	100%	0%
MGY Subsidiaries	0%	100%

4.3	Grant of Additional Permits Area Subleases

(a)
Upon Completion, Malagasy will procure that the Additional Permit Holders promptly grant to MadagascarCo, or its Related Bodies Corporate, subleases in respect of the Additional Industrial Mineral Rights over the Additional Permits Area on terms whereby, for consideration which includes the benefit of Exploration activities undertaken at the cost of ERG and MadagascarCo:

(i)
MadagascarCo will, in accordance with the Mining Code, be the sole holder of the Industrial Mineral Rights and have the exclusive right to conduct Exploration and Mining for Industrial Minerals within the Additional Permits Area; and

(ii)	the Additional Permits Holders will, in accordance with and as permitted under the Mining Code, retain the exclusive right to Other Mineral Rights,

(each an Additional Permits Area Sublease).

(b)	Subject to the Mining Code, the Additional Permits Area Subleases will be for the term of the Additional Permits, including for the term of any renewal of the Additional Permits.

(c)
Subject to clause 4.3(d), the Additional Permit Holders must enter into the Additional Permits Area Sublease Agreements and any other agreement(s) required by the Mining Code with MadagascarCo to give effect to the right to carry out Exploration and Mining as described in clause 4.3(a) and the Additional Permits Area Subleases.

(d)
The Parties must use all reasonable endeavours to ensure the Additional Permits Area Sublease Agreements and any other agreement contemplated by clause 4.3 are entered into by the Additional Permit Holder and MadagascarCo on, or as soon as possible after, the Completion.

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4.4	Continuation of JV Subleases and JV Industrial Mineral Rights

The Parties acknowledge and agree that, subject to clause 4.6, the JV Industrial Mineral Rights, the JV Subleases and the JV Subleases Agreements continue after the termination of the Joint Venture Agreement at Completion on the terms of this Agreement and the JV Sublease Agreements.

4.5	Transfer of ERG Project Permits

The Parties agree and acknowledge that upon either Party being notified by the Mining Department or otherwise becoming aware that that the Mining Department will from that time permit formal transfer and registration of interests in, transfers of and dealings in the ERG Project Permits, that Party must notify the other Party and following such notification:

(a)
subject to clause 4.5(e), Malagasy must promptly deliver, or must cause the ERG Project Permit Holders to promptly deliver, to ERG signed instruments of transfer in registrable form for the ERG Project Permits (or part thereof in accordance with clause 4.5(d) below) naming MadagascarCo or such other entity as nominated by ERG, as the transferee;

(b)
ERG must promptly lodge, or must cause MadagascarCo to promptly lodge executed transfers in registrable form for the ERG Project Permits (or part thereof in accordance with clause 4.5(d) below) with the Mining Department or any Authority which has the right to approve or register exploration and mining permits in Madagascar in accordance with the laws of Madagascar;

(c)
in the event that Mining Department accepts the registration of the transfers, Malagasy will retain the Other Mineral Rights and the exclusive right to carry out Exploration and Mining for Other Minerals within the ERG Project Area, in accordance with the laws of Madagascar, for the purposes of identifying and exploiting any Other Minerals within that area;

(d)
subject to clause 4.5(e), to the extent that one or more squares (carres) of an ERG Project Permit fall outside of the ERG Project Area, in lieu of transfer of the whole ERG Project Permit to MadagascarCo in accordance with clause 4.5(a):

(i)	Malagasy must use its best endeavours to promptly:

(A)
deliver to ERG, or must cause the ERG Project Permit Holders to promptly deliver, signed instruments of transfer in registrable form for the transfer of a permit, covering only the squares (carres) of the ERG Project Permit which fall within the ERG Project Area, to MadagascarCo; or

(B)
apply for, and obtain from, the Mining Department the grant of a new permit covering only the squares (carres) of the ERG Project Permit which fall within the ERG Project Area and upon the grant of such new permit promptly deliver to ERG, or must cause the holders of the new permit to promptly deliver, signed instruments of transfer in registrable form for the transfer of the new permit to MadagascarCo; and

(ii)
until such a replacement permit is transferred to MadagascarCo, the Additional Permits Area Sublease or JV Sublease (as applicable) which applies to that area shall remain in force, unless otherwise agreed in writing by the Parties;

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(e)
irrespective of the obligations described in this clause 4.5, if a Party is required to do anything in relation to this clause 4.5 which could foreseeably result in any cancellation, forfeiture or suspension of the whole or any part of an ERG Project Permit, then:

(i)	the Parties must consult with one another and in good faith agree to either:

(A)	proceed with the action; or

(B)	refrain from that action and undertake such alternative actions as agreed by the Parties in order to transfer the relevant rights and interests in the ERG Project Area to ERG; and

(ii)
a Party must not proceed with any action that is wholly within its control and could foreseeably result in any cancellation, forfeiture or suspension of the whole or any part of an ERG Project Permit without the other Parties’ consent ; and

(f)
if segregation under clause 4.5(d) is temporarily unable to occur due to matters outside of the control of the Permit Holders and the Parties, or the Parties agree not proceed with any transfer or segregation under clause 4.5(e), then the Parties and the Permit Holders agree;

(i)	that the Sublease Agreements in respect of the relevant ERG Project Permit shall remain in place to ensure that ERG has its full interest and benefit in the ERG Project Area;

(ii)
to implement all reasonable arrangements (whether set out in paragraph (d) or otherwise) to achieve a transfer or grant of the relevant legal interest in the ERG Project Area to ERG as soon as reasonably possible; and

(iii)	until a transfer is effected in accordance with paragraph (ii), Malagays’s obligations under this Agreement as ERG Project Permit Holder shall continue in respect of the relevant ERG Project Permits.

4.6	Termination of Industrial Minerals Subleases

Upon the successful transfer and registration of each of the ERG Project Exploration Permits to MadagascarCo pursuant to clause 4.5:

(a)
the parties will do all things necessary to promptly terminate the Industrial Minerals Subleases to which the transferred ERG Project Permit (or part thereof) relates including the termination of the Industrial Minerals Sublease Agreements; and

(b)	each Party acknowledges and agrees that:

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(i)
it shall have no rights whatsoever against the other Parties for any payment or Claim arising under or in connection with an Industrial Minerals Sublease which is terminated in accordance with clause 4.6(a) above; and

(ii)
it unconditionally releases and forever discharges each of the other Parties from any Claims they may now have or but for this Agreement at any time in the future may have had directly or indirectly against the other Parties arising under or in connection with an Industrial Minerals Subleases which is terminated in accordance with clause 4.6(a) above, whether such Claims are known, unknown or incapable of being known at the time of execution of this Agreement.

4.7	Grant of Other Minerals Subleases

(a)
Upon the successful transfer and registration of an ERG Project Permit to MadagascarCo, ERG will procure that MadagascarCo grants to Malagasy, or its Related Bodies Corporate, a sublease in respect of Other Mineral Rights within the area of the relevant ERG Project Permit other than the ERG Project Industrial Mineral Rights, on terms whereby, for consideration which includes the benefit of Exploration activities undertaken at the cost of Malagasy:

(i)
Malagasy will, in accordance with the Mining Code, be the sole holder of all Other Mineral Rights within the area of the relevant ERG Project Permit other than the ERG Project Industrial Mineral Rights, and will have the exclusive right to conduct Exploration and Mining for all minerals within the area of the relevant ERG Project Permit, other than Industrial Minerals within the ERG Project Area; and

(ii)	ERG will, in accordance with and as permitted under the Mining Code, retain the exclusive right to ERG Project Industrial Mineral Rights,

(each an Other Minerals Sublease).

(b)	Subject to the Mining Code, the Other Minerals Subleases will be for the term of the ERG Project Permits, including for the term of any renewal of the ERG Project Permits.

(c)
Subject to clause 4.7(d), MadagascarCo must enter into the Other Minerals Sublease Agreements and any other agreement(s) required by the Mining Code with Malagasy or its Related Body Corporate to give effect to the right to carry out Exploration and Mining as described in clause 4.7(a) and the Other Minerals Subleases.

(d)
The Parties must use all reasonable endeavours to ensure the Other Minerals Sublease Agreements and any other agreement contemplated by clause 4.7 are entered into by Malagasy and MadagascarCo on, or as soon as possible after, Completion.

4.8	Covenants of Permit Holders in respect of the ERG Project Exploration Permits

The Permit Holders must at all times during the Term:

(a)
use all reasonable endeavours permitted under the laws of Madagascar to ensure the ERG Project Permits are renewed in the usual course for such periods as permitted by the Mining Code, as requested by the Sublessee;

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(b)
do all such acts as are reasonably necessary to keep the ERG Project Permits in Good Standing under the Mining Code which can only be done or performed by the registered holder of the ERG Project Permits, provided that the Permit Holder must give the Sublessee adequate prior notice of all such acts;

(c)
use all reasonable endeavours to have the Sublease Agreements registered with the Mining Department as soon as possible (provided in this case, the costs associated with registration of the Sublease Agreements with the Mining Department will be met 50% by the Permit Holders and 50% by the Sublessee); and

(d)
apply to the Mining Department to add such minerals to the ERG Project Permits as may be requested by Malagasy or ERG from time to time to the extent those minerals are not already noted on the ERG Project Permits.

4.9	Covenants in respect of the ERG Project Exploration Permits

(a)	Subject to clauses 4.8 and 4.11, during the Term, ERG and MadagascarCo must

(i)	do all such acts and make all such payments as are reasonably necessary to keep the ERG Project Permits in Good Standing under the Mining Code;

(ii)	comply with all Minimum Expenditure Obligations in respect of the ERG Project Permits (if any),

provided that, for the period that Malagasy or the MGY Subsidiaries are the Permit Holder, they shall:

(iii)
execute such documents and give to ERG or MadagascarCo such assistance as they may reasonably require to maintain the ERG Project Permits and to keep the ERG Project Permits in Good Standing under the Mining Code; and

(iv)
where reasonably required by ERG and MadagascarCo, make application for and use their best endeavours to obtain renewals of the ERG Project Permits or conversion of the ERG Project Permits into new mining titles under the Mining Code, as required by ERG and MadagascarCo.

(b)	During the Term, ERG and Malagasy must contribute as equal contributors to all Outgoings.

(c)
During the Term, the Permit Holders must supply to the Sublessee, and any person who has the Sublessee’s written authority, any information or document in its possession or control reasonably requested concerning the ERG Project Exploration Permits.

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4.10	Remedies of Sublessee

(a)
If any Permit Holder does, permits or suffers to be done anything, or omits to do anything required under the Mining Code or other laws of Madagascar, which constitutes a breach of any of its covenants under this Agreement and which may, in the Sublessee’s reasonable opinion, result in:

(i)	the termination or non-renewal of an ERG Project Permit;

(ii)	a revocation of any permit, authority or approval necessary to maintain the Good Standing of an ERG Project Permit under the Mining Code; or

(iii)	loss of access to any part of the ERG Project Area,

the Sublessee has the right, on each occurrence, to be appointed the Permit Holder’s attorney for the purpose of taking whatever remedial steps it considers necessary to remedy the breach.

(b)	Any costs incurred by the Sublessee in exercising its rights pursuant to clause 4.10(a) will be a debt due from the Permit Holders to the Sublessee payable upon demand.

(c)	The right created by clause 4.10(a) are the sole remedy in respect of a breach to which clause 4.10(a) applies.

(d)
The Sublessee will not be liable to the Permit Holders for any loss or damage suffered by the Permit Holders as a result of actions taken or omissions made by Sublessee in the course of exercising or purporting to exercise its rights under clause 4.10(a) so long as the Sublessee has acted in good faith.

4.11	Exercise of mineral rights

ERG must, and must procure that MadagascarCo will, in the exercise of the ERG Project Industrial Mineral Rights, and Malagasy and its Related Bodies Corporate must, in the exercise of the Other Mineral Rights:

(a)	comply with the conditions of the ERG Project Permits (to the extent that those conditions relate to the ERG Project Area) as if that party were the permit holder;

(b)	comply with the requirements of the Mining Department, the Mining Code, Environmental Laws and any other laws dealing with miners and the exploration for and mining of minerals;

(c)
be solely responsible for any Environmental Liability arising from the exercise of the ERG Project Industrial Mineral Rights in the case of ERG and MadagascarCo, and the exercise of the Other Mineral Rights in the case of Malagasy;

(d)	be responsible for approvals required for activities on the ERG Project Area, provided that the Permit Holder shall give such assistance as is reasonably necessary to apply for such approvals;

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(e)
be responsible for the preparation and lodgement of any reporting obligations on any work done on, and money expended in connection with the ERG Project Area, provided that the Permit Holder shall give such assistance as is reasonably necessary to prepare such reports;

(f)	comply with, adopt and exercise Good Mining Practices including rehabilitating any ground disturbance;

(g)
without prejudice to clause 8, use its reasonable endeavours to minimise interference with the other Parties’ activities in planning, programming and executing any exploration activity on the ERG Project Exploration Permits;

(h)	keep all drill holes, costeans, trenches, excavations, shafts and other workings secure and safe and properly maintained and, where necessary, fenced; and

(i)	not do or suffer to be done anything which will or may place in jeopardy the ERG Project Permits or render any of them liable to forfeiture.

4.12	Notice of activities

(a)
Each Party must, at least 20 Business Days prior to commencing any program of activity on the ERG Project Area (Proposed Activity), give a notice to the other (Notice of Proposed Activity) containing particulars of:

(i)	the general nature of the Proposed Activity; and

(ii)	the areas of the ERG Project Area which the Party proposes to enter upon to conduct the Proposed Activity and or to construct, operate and maintain infrastructure in relation to the Proposed Activity.

(b)
The Sublessee will, at the cost of the Permit Holders or a Related Body Corporate of the Permit Holders, assay any exploration results for any minerals within the ERG Project Area requested by the Permit Holders provided that such request is received within 20 Business Days after receipt of a Notice of Proposed Activity.

(c)
The Permit Holders or a Related Body Corporate of the Permit Holders will, at the cost of the Sublessee, assay any exploration results for any minerals within the ERG Project Area requested by the Sublessee provided that such request is received within 20-Business Days after receipt of a Notice of Proposed Activity.

(d)	Each Party must provide to the other Party the results of the Party’s activities on the ERG Project Area by way of:

(i)	quarterly reports; and

(ii)
reports at such other times as is required by the Permit Holders or a Related Body Corporate of the Permit Holders to enable the Permit Holders to comply with statutory and Mining Departmental reporting obligations as the holders of the ERG Project Exploration Permits.

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4.13	Mutual indemnities

(a)
Energizer and ERG each jointly and severally agree to indemnify, and keep indemnified, and hold harmless Malagasy and its Related Bodies Corporate, directors, employees and consultants from and against all Claims that may be made, brought against, suffered, sustained or incurred by Malagasy, the MGY Subsidiaries or any of their Related Bodies Corporate, arising out of any act or omission (including any negligent act or omission) of Energizer or ERG and in the course of the exercise of activities undertaken by Energizer or ERG on the ERG Project Area.

(b)
Malagasy agrees to indemnify, and keep indemnified, and hold harmless Energizer and ERG and each of their Related Bodies Corporate, directors, employees and consultants from and against all Claims that may be made, brought against, suffered, sustained or incurred by ERG and MadagascarCo or any of their Related Bodies Corporate, arising out of any act or omission (including any negligent act or omission) of Malagasy or the MGY Subsidiaries and in the course of the exercise of activities undertaken by Malagasy or the MGY Subsidiaries on the ERG Project Area or in relation to the ERG Project Permits.

5.	Transfer of Permits

(a)
Subject to clause 5(b), should the Permit Holders decide to Dispose of their interest in any of the ERG Project Permits, they may only sell, transfer or otherwise dispose of that interest to any person (Permit Transferee):

(i)
provided the Sublessee is given the opportunity to match any bona fide third party offer as a right of first refusal for a period of 30 days from the time of notice of the offer from the Permit Holders; and

(ii)	the Permit Transferee enters into an Accession Deed.

(b)	The Permit Holders may transfer the ERG Project Permits to each other or a Related Body Corporate of the Permit Holders provided that the transferee first enters into an Accession Deed.

6.	Mining Operations

6.1	Decision to Mine

(a)
Either Party may at any time and at its sole discretion decide to commence Mining Operations in respect of Industrial Minerals or Other Minerals (as applicable) within all or part of the ERG Project Area (Decision to Mine).

(b)	Upon making a Decision to Mine in accordance with clause 6.1(a), the party who made the Decision to Mine (Mining Party) must promptly:

(i)
give notice to the other Party (Non-Mining Party) and the Permit Holders of the Decision to Mine including identifying the boundaries of the Mining Area which is appropriate to encompass all deposits of Industrial Minerals or Other Minerals (as applicable) which are to be included in the Mining Operations, together with any milling or concentrating plant and other appropriate infrastructure and facilities necessary for the efficient conduct of the Mining Operations; and

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(ii)
instruct the Permit Holders to apply for, as the case may be, any authorisation or permission required under the Mining Code or other laws of Madagascar, including the conversion of Exploration Permits into Exploitation Permits and relevant environmental authorisations, the granting of which by the Mining Department or other Governmental Agency of Madagascar is a condition to the implementation of the Decision to Mine.

6.2	Transfer of Mining Area

As soon as practicable after determination of the Decision to Mine:

(a)
the Permit Holders and the Mining Party must co-operate to prepare, execute and procure registration of such conditional surrenders, applications, transfers, new sub-leases and other documents as may be necessary to segregate the Mining Area and to vest such area in the Mining Party; but

(b)
if the Mining Party decides to delay segregation, or segregation cannot immediately occur due to matters outside of the control of the Permit Holders or the Mining Party, then the Parties and the Permit Holders will implement all such reasonable alternative arrangements in order for the Mining Party to have the sole benefit and control of the Mining Area.

6.3	Conversion to Exploitation Permits

The Parties acknowledge and agree that:

(a)
in order to commence Mining Operations in respect of all or a part of the ERG Project Area, the ERG Project Exploration Permits, to the extent they cover the Mining Area (Current Permits) will be converted into ERG Project Exploitation Permits; and

(b)
upon either Party making a Decision to Mine, the Parties must do all things necessary to, as promptly as possible, have the Current Permits converted into ERG Project Exploitation Permits and to apply for all relevant environmental authorisations.

6.4	Transfer of Exploitation Permits

(a)
Any ERG Project Exploitation Permit issued by the Mining Department to the Permit Holders, except where the Mining Party or its Related Body Corporate is the sole Permit Holder, must be immediately transferred or, if for whatever reason the ERG Project Exploitation Permit cannot immediately be transferred, sub-leased (as applicable) by the Permit Holders to the Mining Party as soon as possible after the grant of the ERG Project Exploitation Permit.

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(b)
The Parties acknowledge and agree that, in relation to this clause 6, it is the preference of the Parties to have any ERG Project Exploitation Permit issued by the Mining Department to a Permit Holder other than the Mining Party or its Related Body Corporate, immediately transferred to the Mining Party. However if such a transfer is not possible for whatever reason, then the Parties will implement such alternative arrangements in order for the Mining Party to have the sole benefit and control of the ERG Project Exploitation Permit including entering into new sub-leases in respect of the ERG Project Exploitation Permits on terms and conditions which are consistent with this Agreement.

(c)
The Parties acknowledge and agree that on transfer of the ERG Project Exploitation Permits to the Mining Party, the Mining Party will grant a sub-lease to the Non-Mining Party or its nominee in respect to the Industrial Mineral Rights or Other Mineral Rights (as applicable) within the ERG Project Exploitation Permit on terms and conditions which are consistent with this Agreement, including clause 4.

6.5	Holding of Exploitation Permits

During the time between the granting of an ERG Project Exploitation Permit and the formal transfer or sub-lease of the ERG Project Exploitation Permit to the Mining Party, the Permit Holders shall hold the ERG Project Exploitation Permits for the Mining Party’s sole benefit and agree:

(a)	not to act in any manner or do anything which is detrimental to the Mining Party or the ERG Project Exploitation Permits; and

(b)
to act in accordance with the Mining Party’s reasonable instructions in relation to the ERG Project Exploitation Permits provided these instructions are not contrary to or in breach of the laws of Madagascar.

6.6	Approval of Mining Department

The Permit Holders must promptly apply for the approval of the Mining Department or other relevant body for the transfer or sub-lease (as applicable) of any ERG Project Exploitation Permit issued to the Permit Holders in accordance with clause 6.4 and to do all other things reasonably necessary to effect the transfer or sub-lease of the granted ERG Project Exploitation Permits to the Mining Party as soon as possible after the grant of the ERG Project Exploitation Permit.

6.7	Option of Permit Holders to transfer Exploration Permits prior to conversion

The Permit Holders may fulfil their obligations under this clause 6 by transferring the Current Permits or the ERG Project Exploration Permits of which the Current Permits form part, to the Mining Party before any ERG Project Exploitation Permit is issued, subject to compliance with all applicable laws and conditions of grant of the relevant ERG Project Permits.

6.8	Avoidance of forfeiture of Tenements

(a)	If a Party is required to do anything in relation to this clause 6 which could foreseeably result in any cancellation, forfeiture or suspension of the whole or any part of an ERG Project Permit, then:

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(i)	the Parties must consult with one another and in good faith agree to either:

(A)	proceed with the action; or

(B)	refrain from that action and undertake such alternative actions as agreed by the Parties in order to transfer the relevant rights and interests in the ERG Project Area to ERG; and

(ii)
a Party must not proceed with any action that is wholly within its control and could foreseeably result in any cancellation, forfeiture or suspension of the whole or any part of an ERG Project Permit without the other Parties’ consent ; and

(b)
if segregation or transfer under this clause 6 is temporarily unable to occur due to matters outside of the control of the Permit Holders and the Parties, or the Parties agree not proceed with any transfer or segregation under clause 6.8(a), then the Parties and the Permit Holders agree;

(i)	that the Sublease Agreements in respect of the relevant ERG Project Permit shall remain in place to ensure that ERG has its full interest and benefit in the ERG Project Area;

(ii)
to implement all reasonable arrangements (whether set out in this clause 6 or otherwise) to achieve a transfer or grant of the relevant legal interest in the ERG Project Area to ERG as soon as reasonably possible; and

(iii)
until a transfer is effected in accordance with paragraph 4.5(f)(ii), Malagasy’s obligations under this Agreement as ERG Project Permit Holder shall continue in respect of the relevant ERG Project Permits.

7.	Environment and Mining Operations

Prior to undertaking any Mining Operations within the ERG Project Area, the Parties must use all reasonable endeavours to ensure the Mining Party obtains all relevant environmental approvals necessary under Madagascan law, including the approval of the environmental commitment plan (plan d’engagement environnemental) and of the environmental impact study (Etude d’impact environmental) and the issuance of an environmental authorisation related to the proposed Mining Operations.

8.	Other Mineral Rights

8.1	Holder of Other Mineral Rights

The Parties agree and acknowledge that the MGY Subsidiaries are:

(a)	the sole holders of the Other Mineral Rights; and

(b)	no other party has any rights in the ERG Project Permits other than as contemplated by this Agreement.

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8.2	Priority of exercise of ERG Project Industrial Mineral Rights

Subject to clause 8.3, Malagasy and ERG must consult, co-operate and otherwise use all reasonable endeavours not to interfere with:

(a)	the exercise of the ERG Project Industrial Mineral Rights by ERG; and

(b)	the exercise of the Other Mineral Rights by the Malagasy,

but to the extent such interference cannot reasonably be avoided, the exercise of the ERG Project Industrial Mineral Rights by ERG will have priority. Without limiting the foregoing, Malagasy, as the holder of the Other Mineral Rights, and ERG must, prior to the commencement of their respective seasonal exploration programmes on the ERG Project Area, consult with each other as to the contents of those programs and use reasonable endeavours to ensure those programs are not incompatible.

8.3	Suspension of Other Mineral Rights for duration of Mining Operations

Subject to clause 8.6, upon ERG making a Decision to Mine, the Other Mineral Rights of Malagasy will be suspended over the Mining Area from the commencement and for the duration of the Mining Operations the subject of that Decision to Mine.

8.4	Transfer of Other Mineral Rights

Malagasy may transfer, assign or otherwise dispose of the whole or any part of the Other Mineral Rights to any person (OMR Transferee) subject to:

(a)
Malagasy giving ERG the opportunity to match any bona fide third party offer for the Other Mineral Rights as a right of first refusal for a period of 30 days from the time of notice of the offer from Malagasy;

(b)
the OMR Transferee being technically and financially able to perform the obligations of Malagasy as the holder of the Other Mineral Rights under this Agreement to the extent of the interest disposed of; and

(c)
the OMR Transferee entering into a deed with ERG whereby the OMR Transferee agrees to be bound by, and assumes the obligations of Malagasy as the holder of the Other Mineral Rights under this Agreement (including the obligations under this clause) to the extent of the interest to be disposed of.

If the OMR Transferee is a person that has technical and financial abilities (insofar as such abilities are relevant to the performance of the obligations of the holder of the Other Mineral Rights under this Agreement) that are equivalent or greater to those of Malagasy as at the Commencement Date, then the requirements of clause 8.4(b) shall be deemed to be satisfied.

8.5	Transfer of ERG Project Industrial Mineral Rights

(a)	ERG may transfer, assign or otherwise dispose of the whole or any part of the ERG Project Industrial Mineral Rights to any person (IMR Transferee) subject to:

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(i)
ERG giving Malagasy the opportunity to match any bona fide third party offer for the ERG Project Industrial Mineral Rights as a right of first refusal for a period of 30 days from the time of notice of the offer from ERG;

(ii)	the IMR Transferee being technically and financially able to perform the obligations of ERG and MadagascarCo under this Agreement to the extent of the interest disposed of; and

(iii)
the IMR Transferee entering into a deed with Malagasy whereby the IMR Transferee agrees to be bound by, and assumes the obligations of ERG and MadagascarCo under this Agreement (including the obligations under this clause) to the extent of the interest to be disposed of.

(b)
If the IMR Transferee is a person that has technical and financial abilities (insofar as such abilities are relevant to the performance of the obligations of the holder of the ERG Project Industrial Mineral Rights under this Agreement) that are equivalent or greater to those of Energizer and ERG as at the Commencement Date, then the requirements of clause 8.5(a)(ii) shall be deemed to be satisfied.

8.6	Co-mingling

(a)
If a deposit of Industrial Minerals is co-mingled with or co-incident to a deposit of Other Minerals then ERG and Malagasy will negotiate in good faith the terms on which they will jointly develop the Industrial Minerals and Other Minerals, provided that, subject to clause 8.6(b), in no circumstances will the exploration or development of a deposit of Other Minerals impede the exploration or development of a deposit of Industrial Minerals.

(b)
The development of a deposit of Other Minerals that is co-mingled or co-incident to a deposit of Industrial Minerals will prevail over the exploration or development of the deposit of Industrial Minerals only in following circumstances:

(i)
the deposit of Other Minerals has been determined by a competent person to be an orebody comprising Measured Resource or Ore Reserve with a greater net present value than the deposit of Industrial Minerals; and

(ii)
Malagasy can demonstrate to the satisfaction of ERG, acting reasonably, that the deposit of Other Minerals can and will be developed and mined within the same timeframe as ERG proposes to develop and mine the deposit of Industrial Minerals. For the purpose clause 8.6(b)(ii), Malagasy must produce for ERG’s consideration a Bankable Feasibility Study or equivalent study.

In this clause 8.6(b), “Ore Reserve”, “Measured Resource” and “competent person” have the meanings ascribed to those terms in the 2012 Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves prepared by the Joint Ore Reserves Committee of the Australasian Institute of Mining and Metallurgy, Australian Institute of Geoscientists and Minerals Council of Australia and known as the 2012 JORC Code.

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(c)
Subject to clause 8.6(d), if ERG and Malagasy are unable to negotiate the joint development of the Industrial Minerals and Other Minerals, then as part of the development of the Industrial Minerals, ERG will, on receiving a written notification from Malagasy, stockpile the Other Minerals so that Malagasy may have the benefit of the development of the Other Minerals once ERG has ceased Mining.

(d)
Any stockpiling costs associated with the development of Industrial Minerals (including overburden and waste) will be at the expense of ERG. Any costs associated with the stockpiling of Other Minerals undertaken at the request of Malagasy which are not activities which would have been incurred by ERG in the course of Mining Operations in any event, including (but not limited to) any ongoing environmental compliance costs, will be funded 100% by Malagasy.

9.	Representations and warranties

9.1	Representations and warranties by Energizer

Energizer represents and warrants to Malagasy as at the Execution Date that:

(a)	it is validly incorporated and subsisting under the laws of Minnesota, USA;

(b)	the execution and delivery of this Agreement has been duly and validly authorised by all necessary corporate action;

(c)	it has corporate power and lawful authority to execute and deliver this Agreement and to observe and perform or cause to be observed and performed all of its obligations in and under this Agreement;

(d)
this Agreement does not conflict with or constitute or result in a material breach of or default under any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound in a manner which may materially and adversely affect the rights and interests of a Party under this Agreement; and

(e)	it is solvent and is capable of performing its obligations under this Agreement.

9.2	Representations and warranties by Malagasy

(a)	Malagasy represents and warrants to Energizer and ERG as at the Execution Date that:

(i)	it is validly incorporated and subsisting under the laws of Australia;

(ii)	the execution and delivery of this Agreement has been duly and validly authorised by all necessary corporate action;

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(iii)	it has corporate power and lawful authority to execute and deliver this Agreement and to observe and perform or cause to be observed and performed all of its obligations in and under this Agreement;

(iv)
subject to clause 9.3, this Agreement does not conflict with or constitute or result in a material breach of or default under any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound in a manner which may materially and adversely affect the rights and interests of a Party under this Agreement; and

(v)	it is solvent and is capable of performing its obligations under this Agreement.

(b)	Subject to clause 9.3, Malagasy represents and warrants to Energizer, ERG and MadagascarCo as at the Execution Date, and as at the date of execution of the Additional Permits Area Subleases that:

(i)	it has full right, power and authority to procure the MGY Subsidiaries to grant the Additional Permits Area Subleases to MadagascarCo in accordance with this Agreement;

(ii)	one or more of the MGY Subsidiaries are the registered and beneficial holders of the Additional Exploration Permits as identified in this Agreement.

(iii)
no person other than Malagasy, Energizer and/or their Related Bodies Corporate has any proprietary rights of any nature in respect of the Additional Exploration Permits and they have not granted to any person any rights to own or possess any interest or any rights to explore or prospect for minerals or to mine the same in any part of the land comprising the Additional Exploration Permits;

(iv)	the Additional Exploration Permits are free of any Encumbrances except to the extent of any conditions imposed under the Mining Code on the Additional Exploration Permits;

(v)
there is no litigation or proceeding of any nature concerning the Additional Exploration Permits, pending or threatened against them or any other person which may defeat, impair, detrimentally affect or reduce the right, title and interest of the Additional Permit Holders, Malagasy or their Related Bodies Corporate in the Additional Exploration Permits or the interest therein, including any plaint seeking forfeiture of the Additional Exploration Permits;

(vi)	to the best of its knowledge, the Additional Exploration Permits have been duly marked off, granted and applied for in accordance with the Mining Code;

(vii)
the Additional Exploration Permits are in Good Standing under the Mining Code and they are not in breach or contravention of any of the terms and conditions upon which the Additional Exploration Permits were granted or of any other rule, regulation or provision of the Mining Code or any other statute concerning, affecting or relating to the Additional Exploration Permits;

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(viii)
to the best of Malagasy’s knowledge, information and belief, there are no facts or circumstances that could, under the currently applicable laws of Madagascar, give rise to the cancellation, forfeiture or suspension or grant of the Additional Exploration Permits when renewed, that could have a Material Adverse Effect;

(ix)	except as disclosed to Energizer before the date of this Agreement, there are no agreements or dealings in respect of the Additional Exploration Permits;

(x)	there is not in existence any current compensation agreement with the owner or occupier of any land which is subject to the Additional Exploration Permits;

(xi)
there are no Environmental Liabilities relating to or affecting the Additional Exploration Permits, except to the extent of any report, study or assessment required to be lodged pursuant to the Mining Code or other regulation in relation to the Additional Exploration Permits;

(xii)
the Additional Exploration Permits have been granted in respect of all of the ground described in the Additional Exploration Permits, other than as a result of a compulsory surrender required under the Mining Code or other law effecting the Additional Exploration Permits; and

(xiii)
to the best of its knowledge, Malagasy and the MGY Subsidiaries have done everything that can be done to keep the JV Exploration Permits and the Additional Exploration Permits in Good Standing. For the purpose of this warranty, the Parties agree and acknowledge that due to the matters described in Recital D, neither Malagasy nor the MGY Subsidiaries can obtain formal recognition from the Mining Department or other relevant authority that the JV Exploration Permits or the Additional Exploration Permits are legally valid or effective with regard to the ERG Project Industrial Mineral Rights or Other Mineral Rights.

9.3	Limitation of warranties and disclaimer of liability by Malagasy

Malagasy is not liable for any loss arising from a breach of the warranties and representations in clause 9.2(b) to the extent such loss is:

(a)	incurred as a result of a Political Event;

(b)	disclosed by Malagasy to Energizer and ERG or is known by Energizer and ERG prior to Completion; or

(c)	caused or contributed to by a breach by Energizer, ERG or MadagascarCo or their respective obligations under this Agreement.

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10.	Guarantees

10.1	Guarantee by Malagasy

(a)	Malagasy agrees to guarantee to Energizer, ERG and MadagascarCo the due performance and observance by each of MDA, Mazoto and Energex of each and every obligation of MDA, Mazoto and Energex under:

(i)	this Agreement;

(ii)	the JV Sublease Agreements; and

(iii)	Additional Permits Area Sublease Agreements.

(b)	Malagasy agrees to indemnify Energizer, ERG and MadagascarCo in relation to any loss suffered as a result of MDA, Mazoto or Energex failing to perform or observe any of their obligations under:

(i)	this Agreement;

(ii)	the JV Sublease Agreements; and

(iii)	Additional Permits Area Sublease Agreements.

10.2	Guarantee by Energizer

(a)	By executing this Agreement, Energizer guarantees to Malagasy the due performance and observance by ERG and MadagascarCo of each and every obligation of ERG and MadagascarCo under:

(i)	this Agreement; and

(ii)	any Other Minerals Sublease Agreement entered into by the Parties in accordance with this Agreement.

(b)	Energizer agrees to indemnify Malagasy in relation to any loss suffered as a result of ERG or MadagascarCo failing to perform or observe any of their obligations under:

(i)	this Agreement; and

(ii)	any Other Minerals Sublease Agreement entered into by the Parties in accordance with this Agreement,

other than those obligations of ERG under this Agreement that relate to a Mining Area.

11.	Assignment

(a)
No Party may assign, sublet, licence or otherwise transfer or part with, mortgage, encumber or in any way deal with its interest under this Agreement otherwise than in accordance with the provisions of this Agreement.

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(b)
At any time during the Term, Energizer or ERG may assign all or any of its rights or obligations under this Agreement as a matter of right to any Related Body Corporate of Energizer without Malagasy’s consent, provided that the assignee enters into an Accession Deed.

(c)
At any time during the Term, Malagasy may assign all or any of its rights or obligations under this Agreement as a matter of right to any Related Body Corporate of Malagasy without Energizer’s consent, provided that the assignee enters into an Accession Deed and is capable of performing the obligations so assigned.

12.	Termination

12.1	Event of Default

(a)
Should a Party fail to do, execute or perform any material act or thing which such Party is obliged to do, execute or perform pursuant to this Agreement (Event of Default), the aggrieved Party may give the defaulting Party a notice requiring the defaulting Party to remedy such Event of Default within a period of 30 days following service of the notice or if such default is not capable of being remedied within such period of 30 days then within such further period as the aggrieved Party or Parties shall deem reasonable.

(b)
If a Party serves a notice of default under clause 12.1(a) and such default remains un-remedied upon expiry of the period specified in such notice for rectification, the aggrieved Party may terminate this Agreement forthwith upon the service of a further notice in writing to that effect and upon the service of such further notice this Agreement shall terminate forthwith without prejudice to the rights and remedies of the aggrieved Party at law or otherwise howsoever arising.

(c)	Clause 12.1(a) does not apply to any Event of Default for which another remedy is provided in this Agreement.

12.2	Effect of termination

(a)	Termination of this Agreement releases each Party from any further performance of any liability under this Agreement but does not:

(i)	affect any provision of this Agreement expressed to operate or have effect after termination; or

(ii)	have any prejudicial effect on any accrued right of any Party in relation to any breach or default under this Agreement by any other Party occurring before termination.

(b)	If this Agreement is terminated in accordance with clause 12.1, the aggrieved Party has an option to acquire the defaulting Party’s rights and interests under this Agreement at:

(i)	a value determined by the Parties negotiating in good faith; or

(ii)	in the absence of agreement under clause 12.2(b)(i) above, a discount of 10% to market value as determined by an independent expert appointed in accordance with clause 16.2.

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12.3	Continuing remedies

Each Party, following termination of this Agreement under this clause 12, retains any right against any other Party under this Agreement in relation to any breach or default by that other Party that accrued before termination, in addition to any other right provided by law, except to the extent that the liability of that other Party is excluded or limited under any provision of this Agreement.

13.	Force Majeure

13.1	Force Majeure

In this clause 13, Force Majeure means any act, event or cause which is beyond the reasonable control of the Party concerned (other than lack of or inability to use funds), including:

(a)
act of God, accident of navigation, war (whether declared or not), sabotage, insurrection, civil commotion, national emergency (whether in fact or law), martial law, fire, lightning, flood, earthquake, landslide, storm or other severe adverse weather conditions, explosion, power shortage, strike or other labour difficulty (whether or not involving employees of a Party concerned), epidemic, quarantine, radiation or radioactive contamination;

(b)
action or inaction of any government or governmental or other competent Governmental Agency (including any court) including expropriation, restraint, prohibition, intervention, requisition, requirement, direction or embargo by legislation, regulation or other legally enforceable order;

(c)	delay in the grant of access to an ERG Project Permit;

(d)
inability to secure, on commercially acceptable terms, rights of access to a Permit from the owners, occupiers, lessees, custodians, trustees, native title claimants or holders of any land to which the ERG Project Permit relates;

(e)	breakdown of plant, machinery or equipment or shortages of labour, transportation, fuel, power, plant, machinery, equipment or material; and

(f)	any other cause which by the exercise of foresight or due diligence, a Party is unable to prevent or overcome.

13.2	Relief

If, as a direct result of Force Majeure, a Party becomes unable, wholly or in part, to perform any of its obligations or to exercise a right under this Agreement:

(a)
that Party is to give the other Party prompt notice of the Force Majeure with reasonably full particulars and, insofar as known to it, the probable extent to which it will be unable to perform, or be delayed in performing its obligation or exercising its right;

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(b)
that obligation, other than an obligation to pay money, is suspended and the time for performing that obligation or for exercising that right is extended but only so far as and for so long as it is affected by the Force Majeure; and

(c)	the affected Party is to use all possible diligence to overcome or remove the Force Majeure as quickly as possible.

13.3	Labour disputes

Clause 13.2(c) does not require the affected Party to:

(a)	settle any strike or other labour dispute on terms contrary to its wishes; or

(b)	contest the validity or enforceability of any law, regulation or legally enforceable order by way of legal proceedings.

13.4	Resumption

The obligation of the affected Party to perform its obligations, resumes as soon as it is no longer affected by the Force Majeure.

14.	Dispute resolution

14.1	Application

This clause 14 applies to any dispute or difference (dispute) (other than a dispute to which clause 15 applies) arising between the Parties in relation to:

(a)	this Agreement or its interpretation;

(b)	any right or liability of any Party under this Agreement; or

(c)	the performance of any action by any Party under or arising out of this Agreement, whether before or after its termination.

14.2	Dispute negotiation

(a)	A Party must not commence legal proceedings in relation to a dispute or refer a dispute to arbitration under this Agreement, unless that Party has complied with this clause 14.

(b)	A Party claiming that a dispute has arisen must notify the other Party specifying details of the dispute.

(c)
Each Party must refer a dispute to an authorised officer of that Party for consideration and use its best efforts to resolve the dispute through negotiation within seven (7) Business Days following the dispute notification or longer period agreed between the Parties.

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(d)	Each Party must refer the dispute to its chief executive officer, in the event that the authorised officers of the Parties fail to resolve the dispute within the specified period.

(e)	Each Party must following reference to its chief executive officer use its best efforts to resolve the dispute by agreement or through an agreed mediation procedure.

(f)
A Party in compliance with this clause 14.2 may terminate the dispute resolution process by notice to the other Party at any time after seven (7) Business Days following reference of the dispute to its chief executive officer.

(g)	A Party is not required to comply with this clause 14.2 in relation to any dispute where the other Party is in breach of or default under this clause 14.2 in relation to that dispute.

14.3	Arbitration

Each Party must submit any dispute which remains unresolved following the negotiation process specified in clause 14.2 to arbitration under the Arbitration Rules of SIAC in accordance with the following procedures:

(a)	the arbitration will be conducted by three arbitrators, who will be appointed as agreed by the Parties or, failing such agreement, by the Deputy President of SIAC or his or her nominee;

(b)	the arbitration will be conducted in English;

(c)	each Party is entitled to legal representation at any arbitration; and

(d)	any arbitration will be conducted in Singapore, or at such other place as the Parties may agree.

14.4	Urgent relief

A Party may at any time apply to a court of competent jurisdiction for any equitable or other remedy for reasons of urgency, despite anything contained in this clause 14.

14.5	Continued performance

A Party must continue to perform any obligation or liability of that Party in compliance with this Agreement relating to any issue in dispute, despite and during any dispute negotiation or arbitration being conducted under this clause 14.

15.	Disputes as to Technical or Financial Matters

15.1	Definitions

In this clause 15:

(a)	Technical Matter means a matter which is capable of determination by reference to Mining knowledge or practice; and

(b)	Financial Matter means a matter which is capable of determination by audit or reference to financial or accounting records, knowledge or practice.

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15.2	Application

(a)	This clause 15 applies to any dispute arising between the Parties in relation to a Financial Matter or a Technical Matter.

(b)
This clause 15 does not prevent any Party from seeking urgent interlocutory or declaratory relief from a court of competent jurisdiction where, in that Party's reasonable opinion, that action is necessary to protect that Party's rights.

15.3	Dispute negotiation

A Party claiming that a dispute in relation to Financial Matters or Technical Matters has arisen must notify the other Party specifying details of the dispute and convene a meeting of the senior management of the Parties within 10 Business Days of the notice of dispute to discuss the dispute with the aim of resolving it.

15.4	Independent Expert

If the dispute is not resolved by negotiations between the senior management of the Parties within 20 Business Days of the first meeting between senior management under clause 15.3 and the Dispute relates to a Financial Matter or a Technical Matter, either Party may submit the dispute to an Independent Expert for determination in accordance with clause 16.

16.	Expert Determination

16.1	Referral to Independent Expert

Wherever under this Agreement:

(a)	a Party submits a dispute in accordance with clause 15; or

(b)	the Parties agree that a dispute between them will be resolved by an Independent Expert; or

(c)	a dispute is required by this Agreement to be determined by an Independent Expert,

then the dispute may be referred by either Party to an Independent Expert under this clause 16.

16.2	Appointment of Independent Expert

The procedure for the appointment of an Independent Expert will be as follows:

(a)
the Parties must, within 5 Business Days of a Party submitting a Dispute to an Independent Expert in accordance with clause 15.4, endeavour to agree upon the identity of a single Independent Expert to whom the dispute will be referred for determination as soon as is reasonably practicable;

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(b)
if the Parties are unable to agree upon the identity of a single Independent Expert within 20 Business Days of first meeting between senior management under clause 16.2(a), the Parties will, as soon as practicable thereafter:

(i)	in the case of a Financial Matter, request the President of the Institute of Chartered Accountants in Australia to appoint the Independent Expert; and

(ii)	in the case of a Technical Matter, request the President of the Australasian Institute of Mining and Metallurgy to appoint the Independent Expert; and

(c)	within 10 Business Days of appointment, the Independent Expert must set a time and place for receiving the Parties’ submissions.

16.3	Requirements of Independent Expert

(a)	The Independent Expert will be required to have appropriate commercial and practical experience and expertise in the area of the dispute.

(b)
Any person nominated to act as an Independent Expert will be required to fully disclose any interest or duty prior to that person’s appointment. If that person has or may have any interest or duty which conflicts with their appointment as Independent Expert, then that person may not be appointed except with the agreement of all parties to the dispute.

(c)	Any person nominated to act as an Independent Expert must, before they are appointed, confirm in writing that they are able to resolve the dispute within a reasonable time.

(d)	The Independent Expert appointed under clause 16.2 will act as an expert and not as an arbitrator.

16.4	Rights of the Parties

Each Party:

(a)	may be legally represented at any hearing before the Independent Expert;

(b)	is entitled to produce to the Independent Expert any materials or evidence which that Party believes is relevant to the dispute; and

(c)	must make available to the Independent Expert all materials requested by the Independent Expert and all other materials which are relevant to the Independent Expert’s determination.

16.5	Confidentiality

Unless otherwise agreed by the Parties involved in the determination by the Independent Expert, all material and evidence made available for the purposes of the determination must be kept private and confidential.

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16.6	Determination

(a)
The Independent Expert must make a determination on the dispute within 70 Business Days of appointment and must determine what, if any, adjustments may be necessary between the Parties. The determination of the Independent Expert:

(i)	must be in the form of a written report;

(ii)	will be final and binding upon the Parties except in the case of bias, fraud, manifest mistake or error; and

(iii)	will be kept private and confidential unless otherwise agreed to by all Parties involved in the determination.

(b)
If the Independent Expert does not determine the dispute within 70 Business Days of appointment, the Parties may terminate the appointment by written agreement and a new Independent Expert will be appointed within 10 Business Days in accordance with the procedure set out in clause 16.2.

16.7	Costs of Independent Expert

The costs in relation to a determination by the Independent Expert will be dealt with as follows:

(a)	the costs of the Independent Expert will be apportioned between the Parties in such proportions as the Independent Expert thinks fit, otherwise the Parties will each bear their own costs; and

(b)	the Parties will each bear their own costs incurred in the preparation and presentation of any submissions or evidence to the Independent Expert.

17.	Status of Agreement and further acts

(a)	The Parties agree that this Agreement is binding upon them and intend that this Agreement is legally enforceable in accordance with its terms.

(b)
Each Party must promptly do all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that Party) required by law or reasonably requested by any other party to give effect to this Agreement and the transactions contemplated by this Agreement.

18.	Relationship between Parties

(a)
Nothing in this Agreement is to be construed so to constitute a Party a partner, agent or representative of any other Party or to create any partnerships or trust for any purpose howsoever except to the extent to which the operator is the agent of the Parties. No Party will be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of any competing endeavours subject to the express provisions of this Agreement.

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(b)
No Party will have any authority to act on behalf of any other Party, except as expressly provided in this Agreement. Where a Party acts on behalf of another without authority, such Party must indemnify the other from any losses, claims, damages and liabilities arising out of any such act.

(c)	Each Party has the unrestricted right to engage in and receive the full benefit of any competing activities outside of the ERG Project Area.

19.	Confidentiality and public announcements

19.1	Confidentiality

Subject to clause 19.6, each Party (for this clause Recipient) who is in possession or control of or has access to Confidential Information of another Party or a Related Body Corporate of another Party (Owner) must use that Confidential Information only for the purposes of acts contemplated by this Agreement, and keep that Confidential Information confidential and not disclose it or allow it to be disclosed to any third party except:

(a)	if the information is at the time generally and publicly available other than as a result of breach of confidence by the Recipient;

(b)	if the information is at the time lawfully in the possession of the proposed recipient of the information through sources other than the Recipient;

(c)	by the Recipient to legal and other professional advisers and other consultants and officers and employees of:

(i)	the Recipient; or

(ii)	the Recipient's Related Bodies Corporate,

in any case requiring the information for the purposes of this Agreement or any transaction contemplated by it, or for the purpose of advising that Party in relation thereto;

(d)	with the prior written consent of the Owner;

(e)	to the extent required by law or by a lawful requirement of any Governmental Agency having jurisdiction over the Recipient or any of its Related Bodies Corporate;

(f)	if required in connection with legal proceedings or arbitration relating to this Agreement or for the purpose of advising the Recipient in relation thereto;

(g)
if and to the extent that it may be necessary or desirable to disclose to any Governmental Agency in connection with applications for consents, approvals, authorities or licenses in relation to this Agreement;

(h)	to the extent required by a lawful requirement of any stock exchange having jurisdiction over the Recipient or any of its Related Bodies Corporate;

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(i)	if necessary to be disclosed in any prospectus or information memorandum to investors or proposed or prospective investors:

(i)	for an issue or disposal of any shares or options in the Recipient or any of its Related Bodies Corporate;

(ii)	for an issue of debt instruments of the Recipient or any of its Related Bodies Corporate; or

(iii)	for the purposes of the Recipient obtaining a listing on any stock exchange of any shares, options or debt instruments;

(j)
if necessary to be disclosed to a professional investor or investment adviser for the purposes of enabling an assessment to be made about the merits or otherwise of an investment in the Recipient or any of its Related Bodies Corporate;

(k)	if necessary to be disclosed to an existing or bona fide proposed or prospective:

(i)	financier of the Recipient or of any of its Related Bodies Corporate; or

(ii)	rating agency in respect of the Recipient or of any of its Related Bodies Corporate;

(l)	if necessary to be disclosed to any bona fide proposed or prospective:

(i)	transferee of any property to which the information relates or of any shares in the Recipient or any Related Body Corporate of the Recipient;

(ii)	financier of such transferee providing or proposing or considering whether to provide financial accommodation; or

(iii)	assignee of rights under the Recipient's financing documents; or

(m)	if necessary to be disclosed to legal and other professional advisers and other consultants and officers or employees of any of the persons referred to in clause 19.1(j), 19.1(k), or 19.1(l).

19.2	Conditions

(a)
In the case of a disclosure under clause 19.1(c) or 19.1(d) and, where appropriate, under clause 19.1(e) and 19.1(f), the Party wishing to make the disclosure must inform the proposed recipient of the confidentiality of the information and the Party must take such precautions as are reasonable in the circumstances to ensure that the proposed recipient keeps the information confidential.

(b)	In the case of a disclosure under clause 19.1(g), 19.1(h) and 19.1(i), the Party wishing to make the disclosure may only do so:

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(i)	with the written consent of both Parties, which must not be unreasonably withheld or delayed; or

(ii)
to the extent required by law, the official rules of the relevant stock exchange or any Governmental Agency, but if any Party is required to make any such announcement, it must promptly notify the other Party, where reasonably practicable and lawful to do so, before the announcement is made and must confer with the other Party and consider any comments of the other Party regarding the timing and content of such announcement or any action which the other Party may reasonably elect to take to challenge the validity of such requirement, subject at all times to the disclosing Party’s obligations under law, the official rules of the relevant stock exchange or any Governmental Agency.

(c)
In the case of a disclosure under clause 19.1(j), 19.1(k) or 19.1(l) or (in the case of legal and other professional advisers and other consultants only) 19.1(m) the Party wishing to make the disclosure must not make any disclosure unless:

(i)
in the case of a disclosure under clause 19.1(j), 19.1(k) or 19.1(l) the proposed recipient has first entered into and delivered to the Recipient a confidentiality undertaking in a form acceptable to the other Parties; or

(ii)
in the case of a disclosure under clause 19.1(m) the principal or employer of the proposed recipient has first entered into and delivered to the Recipient a confidentiality undertaking in a form acceptable to the other Parties which will incorporate a warranty by the principal or employer of the proposed recipient that the proposed recipient is under an obligation of confidentiality to the principal or employer and that the principal or employer will enforce that obligation to the fullest extent that the law or equity allows upon being called upon to do so by any of the Parties.

19.3	Notice to other Parties

Each Party must:

(a)	promptly inform each other Party of any request received by that Party from any person described in clause 19.1(e) to disclose information under that clause;

(b)	inform all other Parties as soon as reasonably practicable after information is disclosed by the Party under clause 19.1(e); and

(c)	not disclose any information under clause 19.1 unless all other Parties have been informed of the proposed disclosure.

19.4	Indemnities

Each Party indemnifies each other Party against any costs, losses, damages and liabilities suffered or incurred by that other Party arising out of or in connection with any disclosure by the first-mentioned Party of information in contravention of this clause 19.

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19.5	Survival of confidentiality obligations

The obligations of confidentiality imposed by this clause 19 survive the termination of this Agreement and any person who ceases to be a Party continues to be bound by those obligations.

19.6	Use of Mining Information in respect to Other Mineral Rights

Nothing in this clause 19 prevents Malagasy from using the Mining Information in relation to the exploration and development of the Other Minerals.

20.	Notices

Each communication (including each notice, consent, approval, request and demand) under or in connection with this Agreement:

(a)	must be in writing;

(b)	must be addressed as follows (or otherwise notified by that Party to the other Party from time to time):

To Energizer and ERG	Energizer Resources Inc

	Attention:	Chief Executive Officer

	Address:	Energizer Resources Inc. 141 Adelaide Street West Suite 520 Toronto, Ontario CANADA

	Facsimile:	+1 416.364.2753

To Malagasy	Malagasy Minerals Limited

	Attention:	Company Secretary

	Address:	Malagasy Minerals Limited 15 Lovegrove Close Mount Claremont Western Australia 6010 AUSTRALIA

	Facsimile:	+61 8 9284 3801

(c)	must be signed by the Party making it or (on that party’s behalf) by the solicitor for or any attorney, director, secretary or authorised agent of that Party;

(d)	must be delivered by hand or posted by prepaid post to the address, or sent by fax to the number, of the addressee; and

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(e)	is taken to be received by the addressee:

(i)	(in the case of prepaid post sent to an address in the same country) on the third day after the date of posting;

(ii)	(in the case of prepaid post sent to an address in another country) on the fifth day after the date of posting;

(iii)	(in the case of fax) at the time in the place to which it is sent equivalent to the time shown on the transmission confirmation report produced by the fax machine from which it was sent; and

(iv)	(in the case of delivery by hand) on delivery;

but if the communication is taken to be received on a day that is not a working day or after 5.00 pm, it is taken to be received at 9.00 am on the next working day (“working day” meaning a day that is not a Saturday, Sunday or public holiday, and is a day on which banks are open for business generally, in the place to which the communication is posted, sent or delivered).

21.	Miscellaneous

21.1	Governing law

This Agreement is governed by and must be construed according to the law applying in Ontario, Canada.

21.2	Amendments

This Agreement may only be varied by a document signed by or on behalf of each of the Parties.

21.3	Primacy of this Agreement

The Parties agree that this Agreement has primacy over any ancillary agreement contemplated by this Agreement and, in the case of inconsistency, the terms and conditions of this Agreement will prevail. Each Party agrees that it will procure that any subsidiary of it will comply with the terms of this Agreement notwithstanding any inconsistency between this Agreement any ancillary agreement contemplated by this Agreement which a subsidiary of a Party is a party to.

21.4	Language

Where this Agreement or any ancillary agreement to this Agreement, including the Sublease Agreements, is written and signed in any other language other than English (including French), both versions are equally valid. However, in the case of inconsistency, the Parties agree that the English version of the relevant agreement shall prevail.

21.5	Waiver

(a)
Failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement, of a right provided by law or under this Agreement by a Party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right provided by law or under this Agreement.

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(b)	A waiver or consent given by a Party under this Agreement is only effective and binding on that Party if it is given or confirmed in writing by that Party.

(c)	No waiver of a breach of a term of this Agreement operates as a waiver of another breach of that term or of a breach of any other term of this Agreement.

21.6	Consents

A consent required under this Agreement from a Party may be given or withheld, or may be given subject to any conditions, as that Party in its absolute discretion thinks fit, unless this Agreement expressly provides otherwise.

21.7	Counterparts

This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts. Each counterpart constitutes an original of this Agreement and all together constitute one agreement.

21.8	No representation or reliance

(a)
Each Party acknowledges that neither Party (nor any person acting on a Party’s behalf) has made any representation or other inducement to it to enter into this Agreement except for representations or inducements expressly set out in this Agreement.

(b)
Each Party acknowledges and confirms that it does not enter into this Agreement in reliance on any representation or other inducement by or on behalf of the other Party, except for representations or inducements expressly set out in this Agreement.

21.9	Expenses

Except as otherwise provided in this Agreement, each Party must pay its own costs and expenses in connection with negotiating, preparing, executing and performing this Agreement.

21.10	Entire agreement

To the extent permitted by law, in relation to its subject matter this Agreement:

(a)	embodies the entire understanding of the Parties, and constitutes the entire terms agreed by the Parties; and

(b)	supersedes any prior written or other agreement of the Parties.

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21.11	Indemnities

(a)	Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the Parties, and survives termination, completion or expiration of this Agreement.

(b)	It is not necessary for a Party to incur expense or to make any payment before enforcing a right of indemnity conferred by this Agreement.

(c)	A Party must pay on demand any amount it must pay under an indemnity in this Agreement.

21.12	Severance and enforceability

Any provision, or the application of any provision, of this Agreement that is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions of this Agreement in that or any other jurisdiction.

21.13	No merger

The rights and obligations of the Parties under this Agreement do not merge on completion of any transaction under this Agreement, and survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction under this Agreement.

21.14	Power of attorney

(a)
Each attorney who signs this Agreement on behalf of a Party declares that the attorney has no notice from the Party who appointed him that the power of attorney granted to him, under which the attorney signs this Agreement, has been revoked or suspended in any way.

(b)
Each Party represents and warrants to each other that its respective attorney or authorised officer who signs this Agreement on behalf of that Party has been duly authorised by that Party to sign this Agreement on its behalf and that authorisation has not been revoked.

21.15	Taxes

(a)
For the purpose of this clause 21.15, Tax means a tax including any value added or goods and services taxes (including TVA), rate, levy, duty (other than a tax on the net overall income of a Party) and any interest penalty fine or expense relating to any of them.

(b)
Subject to clause 21.15(c), any Taxes that may be imposed by any authorities in connection with this Agreement and any Taxes, fees or costs in relation to the transfer of the ERG Project Permits under this Agreement and registration of this Agreement will be paid by the Energizer.

(c)
Any Taxes which may be imposed by any authorities in connection with the the grant of the Additional Industrial Mineral Rights under this Agreement will be apportioned equally between the Energizer and Malagasy.

(d)
Energizer will indemnify and hold the Malagasy harmless against any liability for the Purchaser’s obligations set out in clauses 21.15(b) and 21.15(c), provided that under no circumstances will the Energizer be liable or accountable for any capital gains tax or income tax liability of Malagasy.

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Schedule 1 – Industrial Minerals

Vanadium
Lithium
Aggregates
Alunite
Barite
Bentonite
Vermiculite
Carbonatites
Corundum
Dimension stone, other than labradorite
Feldspar, other than labradorite
Fluorspar
Granite
Graphite
Gypsum
Kaolin
Kyanite
Limestone / Dolomite
Marble
Mica
Olivine
Perlite
Phosphate
Potash – Potassium minerals
Pumice
Quartz
Staurolite
Zeolites

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Schedule 2 – Additional Exploration Permits

Item	Exploration Permit
1	3432
2	14618

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Schedule 3 - Map of ERG Project Area, JV Area and Additional Permits Area

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Schedule 4 – JV Exploration Permits

Item	Exploration Permit	Item	Exploration Permit
1	3432	21	21064
2	5394	22	24864
3	13064	23	25605
4	13811	24	25606
5	14619	25	28340
6	14620	26	28346
7	14622	27	28347
8	14623	28	28348
9	16747	29	28349
10	16753	30	28352
11	19003	31	28353
12	19851	32	29020
13	19932	33	31734
14	19934	34	31735
15	19935	35	38323
16	21059	36	38324
17	21060	37	38325
18	21061	38	38392
19	21062	39	38469
20	21063

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Executed as an agreement

Signed as an agreement by Energizer Resources Inc.	) ) )

/s/ Peter Liabotis		/s/ Richard Schler
Signature		Signature

Peter Liabotis		Richard Schler
Print name		Print name

CFO		CEO

Signed as an agreement by Malagasy Minerals Limited (ACN 121 700 105)	) ) )

/s/ Graeme Raymond Boden		/s/ Natasha Lee Forde
Signature		Signature

Graeme Raymond Boden		Natasha Lee Forde
Print name		Print name

Director		Company Secretary

Signed as an agreement by Madagascar- ERG Joint Venture (Mauritius) Ltd	) ) )

/s/ Peter Liabotis		/s/ Richard Schler
Signature		Signature

Peter Liabotis		Richard Schler
Print name		Print name

Director		Company Secretary / Director

Confidential and Legally Privileged	page 48

Annexure A – Additional Permits Area

Confidential and Legally Privileged	page 1

Annexure B – JV Area

Confidential and Legally Privileged	page 2

Annexure C – Additional Permits Area Sublease Agreements

Confidential and Legally Privileged	page 3

Annexure D – JV Sublease Agreements

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